UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2009

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On November 17, 2009, HealthSouth Corporation (“HealthSouth” or the “Company”) and certain of its subsidiaries, as guarantors, entered into an underwriting agreement with J.P. Morgan Securities Inc., Barclays Capital Inc., and Goldman, Sachs & Co. (the “Underwriters”). Pursuant to the underwriting agreement, the Company agreed to issue and sell to the Underwriters, and the Underwriters have agreed to purchase for resale to the public, $290 million in aggregate principal amount of the Company’s 8.125% Senior Notes due February 15, 2020 (the “Notes”) at a public offering price of 98.327% of the principal amount. A copy of the underwriting agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The sale of the Notes is registered pursuant to a Registration Statement (No. 333-151848) on Form S-3 filed by the Company with the Securities and Exchange Commission. This Current Report on Form 8-K is being filed to incorporate the underwriting agreement by reference into such Registration Statement.

The Notes are expected to be issued on December 1, 2009. The Notes will be senior unsecured obligations of the Company and will be jointly and severally guaranteed on a senior unsecured basis by all of its existing and future subsidiaries that guarantee borrowings under the Company’s credit agreement and certain of its outstanding senior notes.

The Company expects to use the net proceeds from this offering, together with cash on hand, to pay the consideration required in connection with the Company’s previously announced tender offer for all of its outstanding floating rate senior notes due 2014, including any applicable accrued and unpaid interest on such notes, and redeem any floating rate senior notes due 2014 that may remain outstanding following completion of the tender offer, including the payment of any applicable accrued and unpaid interest on such notes. The Notes offering is conditioned upon the acceptance for purchase by the Company of notes tendered in the tender offer prior to 5:00 p.m., New York City time, on November 30, 2009 and the satisfaction of other customary closing conditions.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K includes certain estimates, projections, and other forward-looking information that reflect the Company’s current views with respect to future events. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein or in the handout. There can be no assurance that any estimates, projections, or forward-looking information will be realized. There may be differences between such estimates and actual events, and those differences may be material.

ITEM 9.01. Financial Statements and Exhibits

(d)           Exhibits

1.1
Underwriting Agreement, dated as of November 17, 2009, by and among HealthSouth Corporation, its subsidiary guarantors named therein and J.P. Morgan Securities Inc., Barclays Capital Inc., and Goldman, Sachs & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

               HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
Name: John P. Whittington
Title: Executive Vice President, General Counsel and Corporate Secretary
Dated: November 18, 2009